Exhibit 99.1

U.S. CONTACT	EUROPEAN CONTACT
Christina Stenson/Lydia Chan	Jonathan Glass
Brunswick Group	Brunswick Group
+1-212-333-3810	+ 44 20 7404 5959
DURA@brunswickgroup.com
DURA ANNOUNCES DEPARTURE OF TIM TRENARY
Nick Preda, Audit Committee Chairman, to Assume CFO Responsibilities on Interim Basis
ROCHESTER HILLS, Mich., June 20, 2008 -— DURA Automotive Systems, Inc. (Pink Sheets: DRRAQ) announced today that Tim Trenary, who has served the Company as chief financial officer, will leave DURA.
Effective immediately and on an interim basis, Nick Preda, who is DURA’s current audit committee chairman, will assume chief financial officer responsibilities from Trenary. DURA also announced today that it will soon begin a search process for a permanent CFO.
“Tim was a key member of the executive team that worked to successfully bring DURA out of bankruptcy despite significant challenges in the credit market,” said Larry A. Denton, chairman, president and CEO. “I am greatly appreciative of Tim’s leadership and efforts on behalf of the Company and wish him well in his future pursuits. With our financial restructuring behind us and our renewed competitive position the DURA organization is well positioned and a destination for top talent.”
“I leave DURA with a tremendous sense of gratification in the accomplishments, which everyone at the company worked so hard together to achieve,” said Trenary. “The Company is now stronger financially and operationally, and I wish DURA success well into the future.”
As interim CFO, Nick Preda will assume all responsibilities from Trenary. Once DURA’s emergence from Chapter 11 is effective in the coming days, DURA’s new board of directors will begin the search process for a permanent CFO.
About DURA Automotive Systems, Inc.
DURA Automotive Systems, Inc., is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim systems for the global automotive industry. DURA markets its automotive products to every North American, Asian and European original equipment manufacturer (OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.
Forward-looking Statements
This press release may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Company to continue as a going concern; (ii) the ability of the Company to operate pursuant to the DIP Credit Agreement; (iii) the Company’s ability to obtain court approval with respect to motions in the chapter 11 proceeding prosecuted by it from time to time; (iv) the ability of the Company to consummate its confirmed plan of reorganization on the terms set forth therein; (v) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vi) the Company’s ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; (viii) the ability of the Company to execute its business plans, and strategy, and to do so in a timely fashion; (ix) the ability of the company to attract, motivate and/or retain key executives and associates; (x) the ability of the company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees; (xi) general economic or business conditions affecting the automotive industry either nationally or regionally, being less favorable than expected; and (xii) increased competition in the automotive components supply market. Other risk factors are listed from time to time in the Company’s United States Securities and Exchange Commission reports, including, those contained herein. Dura disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.
Dura’s confirmed plan of reorganization currently contemplates that holders of Dura’s common stock receiving no distribution on account of their interest and cancellation of their interests. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Dura’s common stock or other equity interests or any claims relating to pre-petition liabilities.